Share Purchase Agreement - Diana Snow Trust

 Share Purchase Agreement - Gerald Romero Trust

              Nova Pharmaceutical, Inc.
              Share Purchase Agreement


Over the period February 14, 2000 and May 31, 2000, the
Diana Snow Trust (Tone Lamkin, Trustee) agrees to purchase up to $500,000 in Nova Pharmaceutical, Inc common stock.
The Stock shall be SEC rule 144 restricted stock. The commitment to purchase this stock is subject to an active market being made in Nova's common stock on the OTC
Bulletin Board during the aforementioned period. An active market is defined as average daily trading volume of 10-20 thousand shares per day.

The purpose of this commitment is to provide Nova Pharmaceutical, Inc additional capital to survive it's current cash flow problems, and to provide funds for Nova to take advantage of it's business opportunities in the expansion of NxTrim and the Gold's Gym Nutrition line of health supplements. In providing Nova with these funds, The trust is protecting the value of stock currently held in Nova Pharmaceutical, Inc. by providing both survival capital and growth capital in a time of critical need.

Nova agrees to register the stock purchased by the trust in conjunction with the debt restructuring program, which is currently underway. In the debt restructuring, Nova has committed to register shares as soon as legally and administratively possible upon successful completion of the debt restructuring.




____________________________   Date: __________________
Diana Snow Trust
Tone Lamkin, Trustee




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              Nova Pharmaceutical, Inc.
              Share Purchase Agreement


Over the period February 14, 2000 and May 31, 2000, the Gerald Romero Trust (Tone Lamkin, Trustee) agrees to purchase up to $1,000,000 in Nova Pharmaceutical, Inc common stock. The Stock shall be SEC rule 144 restricted stock. The commitment to purchase this stock is subject to an active market being made in Nova's common stock on the OTC
Bulletin Board during the aforementioned period. An active market is defined as average daily trading volume of 10-20 thousand shares per day.

The purpose of this commitment is to provide Nova Pharmaceutical, Inc additional capital to survive it's current cash flow problems, and to provide funds for Nova to take advantage of it's business opportunities in the expansion of NxTrim and the Gold's Gym Nutrition line of health supplements. In providing Nova with these funds, The trust is protecting the value of stock currently held in Nova Pharmaceutical, Inc. by providing both survival capital and growth capital in a time of critical need.

Nova agrees to register the stock purchased by the trust in conjunction with the debt restructuring program, which is currently underway. In the debt restructuring, Nova has committed to register shares as soon as legally and administratively possible upon successful completion of the debt restructuring.


____________________________	Date: __________________
Gerald Romero Trust
Tone Lamkin, Trustee